Exhibit 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1
                                    ---------

                       STATEMENT OF ELIGIBILITY UNDER THE
                        TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                Check if an Application to Determine Eligibility
                   of a Trustee Pursuant to Section 305(b)(2)


                    STATE STREET BANK AND TRUST COMPANY, N.A.
               (Exact name of trustee as specified in its charter)

        United States                                           13-3191724
(Jurisdiction of incorporation or                            (I.R.S. Employer
 organization if not a U.S. national bank)                  Identification No.)

                    State Street Bank and trust Company, N.A.
                             61 Broadway, 15th Floor
                            New York, New York 10006
               (Address of principal executive offices) (Zip Code)

                                  212-612-3000
            (Name, address and telephone number of agent for service)

                                 Anadigics, Inc.
               (Exact name of obligor as specified in its charter)

          DELAWARE                                               22-2582106
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)



141 Mt. Bethel Road                                                07059
Warren, New Jersey                                              (Zip Code)
(Address of principal executive offices)

                           5% Convertible Senior Notes
                         (Title of indenture securities)

                                     GENERAL

Item 1.  General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervisory authority to which it is subject.

               Office of the Comptroller of the Currency, Washington, D.C.
              Federal Deposit Insurance Corporation, Washington, D.C.

        1.   Whether it is authorized to exercise corporate trust powers.

            Trustee is authorized to exercise corporate trust powers.

Item 2.  Affiliations with Obligor.

         If the Obligor is an affiliate of the trustee, describe each such affiliation.

          The obligor is not an affiliate of the trustee or of its parent, State Street Bank and Trust Company.

                  (See Notes)

Item 3. through Item 15.   Not applicable.

Item 16. List of Exhibits.

         List below all exhibits filed as part of this statement of eligibility.

         Items 1 through 5 below were filed with and are incorporated by reference to the Form T-1 in Registration Statement No. 333-53759 filed by Columbus McKinnon Corporation effective July 1, 1998:

               1.   Copy of the articles of association of the trustee.

               2. Copy of the certificate of authority of the trustee to commence business.

               3. Copy of the authorization of the trustee to exercise corporate trust powers.

               4.   Copy of the existing by-laws of the trustee.

               5. The consent of trustee as required by Section 321(b) of the Act.

               6. Copy of the latest report of condition of the trustee filed pursuant to law or the requirements of its supervising or examining authority filed as Exhibit A.

                                      NOTES

          In answering any item of this Statement of Eligibility that relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

          The answer furnished to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.



                                    SIGNATURE


          Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company, N.A., a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City and State of New York, on the 7th day of December, 2001.


                                    STATE STREET BANK AND TRUST COMPANY, N.A.


                                    By:  /s/Jason G. Gregory
                                         __________________________________
                                         NAME:   Jason G. Gregory
                                         TITLE:   Assistant Vice President





                             CONSENT OF THE TRUSTEE

          Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issuance by Anadigics, Inc. 5% Convertible Senior Notes we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                     STATE STREET BANK AND TRUST COMPANY, N.A.


                                     By:  /s/Jason G. Gregory
                                          __________________________________
                                          NAME:   Jason G. Gregory
                                          TITLE: Assistant Vice President

                                    EXHIBIT A


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[GRAPHIC  OMITTED]State Street Bank and
Trust Company, National Association                        FFIEC 041
61 BROADWAY                                     Consolidated Report of Condition
NEW YORK CITY ,  NY  10006                              for September 30, 2001
FDIC Certificate Number:  24938
================================================================================
================================================================================
             Web Address as of: 11/21/2001     http://www.statestreet.com
               The web address is as provided by the institution.

     Please contact the institution directly with any questions regarding the data or the web address.
================================================================================
================================================================================

                            Information Page | Search
================================================================================

Consolidated Report of Condition for Insured Commercial and State - Chartered Savings Banks for September 30, 2001


All Schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.



Schedule RC -- Balance Sheet


                           Dollar Amounts in Thousands
ASSETS
   1. Cash and balances due from depository institutions (from Schedule RC-A)
             a. Noninterest-bearing balances and currency and coin1                 RCON 0081        19,233
             b. Interest-bearing balances 2                                         RCON 0071             0
   2. Securities:
             a. Held-to-maturity securities (from Schedule RC-B, column A)          RCON 1754             0
             b. Available-for-sale securities (from Schedule RC-B, column D)        RCON 1773             0
   3. Federal funds sold and securities purchased under agreements to resell        RCON 1350             0
   4. Loans and lease financing receivables (from Schedule RC-C):
             a. Loans and leases held for sale                                      RCON 5369             0
             b. Loans and leases, net of unearned income                            RCON B528             0
             c. LESS: Allowance for loan and lease losses                           RCON 3123             0
             d. Loans and leases,  net of unearned  income and allowance  (item 4.b RCON B529             0
                minus 4.c)
   5. Trading assets (from Schedule RC-D)                                           RCON 3545             0
   6. Premises and fixed assets (including capitalized leases)                      RCON 2145           581
   7. Other real estate owned (from Schedule RC-M)                                  RCON 2150             0
   8. Investments in  unconsolidated  subsidiaries  and associated  companies (from RCON 2130             0
      Schedule RC-M)
   9. Customers' liability to this bank on acceptances outstanding                  RCON 2155             0
  10. Intangible assets:
             a. Goodwill                                                            RCON 3163             0
             b. Other intangible assets (from Schedule RC-M)                        RCON 0426             0
  11. Other assets (from Schedule RC-F)                                             RCON 2160         1,441
  12. Total assets (sum of items 1 through 11)                                      RCON 2170        21,255


LIABILITIES
  13. Deposits:
             a. In  domestic  offices (sum of totals of columns A and C from        RCON 2200             0
                Schedule RC-E)
                (1) Noninterest-bearing 3                                           RCON 6631             0
                (2) Interest-bearing                                                RCON 6636             0
             b. Not applicable
  14. Federal funds purchased and securities sold under agreements to repurchase    RCON 2800             0
  15. Trading liabilities (from Schedule RC-D)                                      RCON 3548             0
  16. Other borrowed money (includes mortgage indebtedness and obligations under    RCON 3190             0
      capitalized leases) (from Schedule RC-M)
  17. Not applicable
  18. Bank's liability on acceptances executed and outstanding                      RCON 2920             0
  19. Subordinated notes and debentures 4                                           RCON 3200             0
  20. Other liabilities (from Schedule RC-G)                                        RCON 2930         7,864
  21. Total liabilities (sum of items 13 through 20)                                RCON 2948         7,864
  22. Minority interest in consolidated subsidiaries                                RCON 3000             0

EQUITY CAPITAL
  23. Perpetual preferred stock and related surplus                                 RCON 3838             0
  24. Common stock                                                                  RCON 3230           500
  25. Surplus (exclude all surplus related to preferred stock)                      RCON 3839         2,000
  26.        a. Retained earnings                                                   RCON 3632        10,891
             b. Accumulated other comprehensive income 5                            RCON B530             0
  27. Other equity capital components 6                                             RCON A130             0
  28. Total equity capital (sum of items 23 through 27)                             RCON 3210        13,391
  29. Total liabilities,  minority  interest,  and equity capital (sum of items 21, RCON 3300        21,255
      22, and 28)

Memorandum
To be reported with the March Report of Condition.

   1. Indicate in the box at the right the number of the statement  below that best RCON 6724           N/A
      describes the most  comprehensive  level of auditing  work  performed for the bank by independent external auditors as of any date during 2000

___________________

1 Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 Independent audit of the bank's parent holding company conducted in accordance with generally other external auditors (may be required by accepted auditing standards by a certified state chartering authority) public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm 9 No external audit work

4 Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 Directors' examination of the bank performed by performed by other external auditors (may be required by state chartering authority)

6    Review of the bank's financial statements by external auditors

7    Compilation of the bank's financial statements by external auditors

8    Other audit procedures (excluding tax preparation work)

9    No external audit work

________________________________

1    Includes cash items in process of collection and unposted debits.

2    Includes time certificates of deposit not held for trading.

3 Includes total demand deposits and noninterest-bearing time and savings deposits.

4    Includes limited-life preferred stock and related surplus.

5 Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.

6    Includes treasury stock and unearned Employee Stock Ownership Plan shares.